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                                                                  EXHIBIT 10(a)


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made as of this ______ day of _________, 1997, by and among Lufkin-Conroe Communications Co., a Texas corporation (the "Company") and ________________ ("Executive") to be effective at, and only upon the occurrence of, the Effective Time of the Merger (as such terms are defined in the Merger Agreement herein described).

         WHEREAS, Executive is an officer of the Company;

         WHEREAS, in accordance with the terms of that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of August 23, 1997, by and among Texas Utilities Company ("TU Company"), TUCOM Acquisition Co. ("Acquirer Sub"), a wholly owned subsidiary of TU Company, and the Company, Acquirer Sub will be merged with and into the Company with the Company continuing as the sole surviving corporation of the Merger;

         WHEREAS, as a result of the Merger, the Company will become a wholly owned subsidiary of TU Company and will, therefore, be an affiliated company within the Texas Utilities Company System (the "System");

         WHEREAS, following the Effective Time of the Merger, the Company wishes to retain the services of Executive;

         THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Employment. Executive shall continue to be employed by the Company and Executive hereby agrees to remain in the employ of the Company for the term provided for in paragraph 3 hereof, subject to the terms and conditions set forth herein.

         2. Position and Duties. During the term provided for in paragraph 3 hereof, Executive shall serve as [Mr. G.I. Ross: the Chief Executive Officer of the Company or in such other capacities] [all others: an employee of the Company], and shall have such authority and responsibilities, as may from time to time be assigned to Executive. Executive shall devote substantially all of his working time and best efforts to the business and affairs of the Company. If, in connection with Executive's employment hereunder, his business location is moved, Executive shall be eligible for relocation benefits comparable to relocation benefits as may be available to other employees within the System. Executive understands further that, in fulfilling his services hereunder, Executive may be required to perform services for, or on behalf of, other affiliated entities within the System. Such services may be performed on the basis of an intercompany transfer of Executive's employment to the other System entity, or a secondment to the other System entity, or on such other basis as the Company and the other System entity may determine to be appropriate.




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         3.       Term.  The term of this Agreement shall commence as of the
Effective Time of the Merger and continue [Mr. G.I. Ross: until March 1, 1999] [all others: for two (2) years following the Effective Time](the "Term").[Mr. G.I. Ross: Executive understands that his employment hereunder shall terminate at the conclusion of the Term.] [all others: The parties currently contemplate that Executive's employment with the Company may continue after the expiration of the Term. Any such continued employment shall be on such terms and conditions to which the parties agree.] If the Merger Agreement is terminated or the Merger is not consummated for any reason whatsoever, this Agreement shall not become effective and shall be null and void and of no force or effect whatsoever.

         4.       Compensation and Benefits.

                  (a) Base Salary. As compensation for his services hereunder, Executive shall initially receive a base salary of $_________ per month, payable in equal installments at such periods as shall from time to time be established as regular payroll periods. Executive's base salary shall be subject to adjustment from time to time at the discretion of the Company; provided that, during the Term hereof, Executive's base salary shall not be less than $----------.

                  (b) Incentive Bonus Pay. During the Term, Executive shall be eligible to receive an annual performance-based cash bonus under the Company's current bonus pay arrangement, or a substantially similar arrangement, such bonus pay to be based on the satisfaction of certain performance criteria determined by the board of directors of the Company.

                  (c) Benefits. During the period of Executive's employment with the Company, Executive shall be entitled to participate in all of the Company's employee benefit plans, arrangements and fringe benefit policies to the extent he is qualified to do so, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time. During the Term, the Company shall maintain for Executive an overall benefit package which, in the aggregate is not less than the aggregate level of benefits being provided to Executive as of the effective date of this Agreement. Nothing herein shall limit the Company's ability in any way to amend, in whole or in part, or terminate, any employee benefit plan, program or arrangement. For purposes of determining Executive's eligibility to participate in any employee benefit plans, arrangements or policies, Executive understands that, unless and until such time as his employment is formally transferred to another entity within the System, Executive is, and shall be treated as, an employee of the Company and not of any other System entity.

         5. Termination. In the event that: (a) the Company terminates Executive's employment without Cause (as defined below) during the Term, or (b) Executive terminates his employment with the Company during the Term as a result of the Company's breach of an obligation hereunder, in



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addition to receiving any vested, accrued benefit to which he may be legally entitled, Executive shall be entitled to receive, in a lump sum cash payment within thirty (30) days following such termination, the full amount of the base salary provided for in Section 4(a) above as if Executive remained in the Company's employment throughout the Term. In the event that: (a) the Company terminates Executive's employment during the Term for Cause, or (b) Executive terminates his employment with the Company during the Term for any reason other than a breach by the Company of an obligation hereunder, Executive shall be entitled to receive the base salary provided for in Section 4(a) above through the date of such termination or resignation, together with any vested, accrued benefits to which he may be legally entitled. For purposes of this Agreement, "Cause" shall mean Executive's (i) death, (ii) inability to perform his duties and responsibilities hereunder on a consistent day-to-day basis by reason of a physical or emotional disability, (iii) any action or failure to act on the part of Executive which may result in material injury to the assets, business prospects or reputation of the Company or System, including without limitation a violation of Company or System policy or law, or (iv) failure to diligently perform the duties and discharge the responsibilities assigned to him in accordance with this Agreement.

         6. Withholding. Any and all compensation provided for herein shall be subject to all income tax withholding or similar requirements as may be required pursuant to any law or governmental regulation or ruling.

         7. Confidentiality and Nondisclosure. Executive understands and agrees that, in the course of performing his duties hereunder, he will acquire information of a proprietary and/or confidential nature relating to the business of the Company and its affiliated entities within the System. Executive hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Executive), publish, disclose or authorize anyone else to use, publish or disclose in any way, any such proprietary, confidential or other non-public information or document. Upon the expiration or termination of this Agreement, Executive shall promptly return to the Company any such information or documentation. Executive agrees further that, in the event of his breach of any of his obligations under this Section, monetary damages would be insufficient to compensate the Company. Accordingly, Executive agrees that, in the event of any such breach, the Company shall, in addition to any right or remedy to which it may be entitled in law or in equity, be entitled to an appropriate decree of specific performance, or any injunction restraining any such breaching conduct or activity (without establishing the likelihood of irreparable injury or posting bond or other security). Executive hereby expressly waives, in any action brought to enforce this Section, any defense that there exists an adequate remedy at law.

         8. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreements, compensation plans or arrangements (written or oral) between the Company or any predecessor of the Company and Executive, and any such prior agreements, plans or arrangements shall be null and void as of the Effective Time.



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         9.       General Provisions.

                  (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives without the prior written consent of the Company. The rights and obligations of the Company hereunder may be assigned to any other entity within the System if, and to the extent that, Executive's employment hereunder is transferred to such other System entity.

                  (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to garnishment, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Company and Executive and their respective heirs, beneficiaries, personal representatives, successors and permitted assigns.

                  (d) Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (e) Waiver. No term or condition of this Agreement shall be deemed to have been waived except by written instrument signed by the party charged with such waiver or estoppel. Each written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  (f) Severability. If, for any reason, any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

                  (g) Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  (h) Governing Law. This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State regardless of any conflict of law provisions.

         EXECUTED effective as of the date and year first above written.

                                              LUFKIN-CONROE COMMUNICATIONS CO.


                                              By:
                                                  -----------------------------


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                                              Title:
                                                     --------------------------

                                              EXECUTIVE:

                                              ---------------------------------



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                       SCHEDULE FOR EMPLOYMENT AGREEMENTS



Name of Executive                              Mo. Base Salary To Be
                                               Inserted in Section 4
G.I. Ross                                   $        29,583
Dale Green                                           13,917
Kenneth Whitton                                      13,167
Kirk Ross                                            10,000
Deborah Huffman                                      10,667
Michael Robinson                                      8,085
Russell Buras                                         7,250
Charles Redden                                        9,667
Michael Miller                                        7,800
Samuel Weaver                                         5,500
Jeffrey Swearingen                                    6,180


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